Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Gregory S. Furness	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(763) 852-4100	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES FILES FORM 10-Q FOR THE 2004 THIRD QUARTER

Company Also Files Restated Financial Statements For 2003 and the First Two Quarters of 2004 Reflecting Revenue Increases in 2003 and First Half 2004

Minneapolis, November 22, 2004 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced medical imaging software, today filed its quarterly report on Form 10-Q for the third quarter ended September 30, 2004 with the Securities and Exchange Commission.  Earlier, the company announced that it would restate previously reported results, which caused a delay in the filing.  The restatements for the year 2003 and the first half of 2004, along with the correction to 2004 third-quarter results released November 4, include previously unrecognized deferred revenue from certain maintenance and service arrangements over the past seven quarters and the related income tax effects.

In the Form 10-Q for the third quarter of 2004, revenue for the first nine months of 2004 totaled $25.0 million, compared with $24.9 million in the November 4 press release.  The net loss for the first nine months was $0.05 per share compared to a loss of $0.06 per share announced on November 4.  Third-quarter 2004 revenue as reported in the Form 10-Q was $9.2 million, with earnings of $0.05 per diluted share.  Although the restated revenue and earnings for the 2004 third quarter rose slightly over the numbers originally reported, with rounding, they remain at $9.2 million and $0.05 per diluted share, respectively.

“We are glad to resolve this financial restatement,” said Jay D. Miller, Vital Images president and chief executive officer.  “What we’ve said all along is that we achieved record revenue in the third quarter and that our multifaceted growth strategies are yielding results.  We’re very pleased with our operating performance.”

As it previously reported, Vital Images received a Nasdaq staff determination letter on November 16, 2004 indicating that because the company did not timely file its Form 10-Q for the quarter ended September 30, 2004, it was not in compliance with the public information requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14).  As a result, the company’s securities were subject to delisting from The Nasdaq National Market.  Because Vital Images filed its 2004 third-quarter Form 10-Q today, the company’s securities will not be delisted, and its trading symbol will once again be VTAL, not VTALE.

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Vital Images

November 22, 2004

The impact of the restatement on the year ended December 31, 2003 is that revenue now totals $27.3 million versus $26.8 million, as reported earlier, with 2003 net income of $0.71 per diluted share versus $0.69 per diluted share, as originally reported.  Earnings for 2003 include a net tax benefit of $7.2 million, or $0.61 per diluted share, related to the reversal of the company’s deferred tax assets allowance.  This reversal, net of other current-year state and federal income taxes, resulted in a net tax benefit of $6.3 million in 2003.

When Vital Images first estimated the amount of the correction, the company announced that the restatement would add a total of approximately $750,000 of previously unrecognized revenue from deferred maintenance and service arrangements over the past seven quarters.  The company subsequently determined that the previously unrecognized revenue totaled $605,000.  After income taxes, the impact on net income for the 2003 year and the nine months ended September 30, 2004 was $330,000 and $37,000, respectively.

Miller reiterated Vital Images’ guidance for the 2004 fourth quarter.  The company continues to anticipate fourth-quarter revenue of $9.5 million to $10.5 million, with net income for the quarter expected to range from $0.02 to $0.04 per diluted share.

The company revised its previously announced results for the quarter ended September 30, 2004 and restated prior periods.  Revised and restated statements of operations for the 2004 third quarter and nine months and the 2003 year, along with restated balance sheets for September 30, 2004 and December 31, 2003 follow.

About Vital Images

Vital Images is a leading provider of 3D imaging software for use in disease screening applications, clinical diagnosis and therapy planning. The company’s technology utilizes high-speed volume visualization and analysis, as well as network communications based on DICOM and Internet protocols. Vital Images cost effectively brings 3D visualization and analysis into the day-to-day practice of medicine. Press releases, examples of 3D medical imaging and other corporate information are available on Vital Images’ Web site at www.vitalimages.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties which could cause results to differ materially from those projected, including dependence on market growth, the timely availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, fluctuations in quarterly results, third-party reimbursement, the availability of capital and other risks detailed from time to time in Vital Images’ SEC reports, including its most recent report on Form 10-K for the year ended December 31, 2003 and its most recent Form 10-Q for the quarter ended September 30, 2004.

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Vital Images, Inc.

Statements of Operations

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30,		Sept. 30,
	2004	2003	2004	2003
	(Revised)	(Restated)	(Revised)	(Restated)
Revenue:
License fees	$6,205	$5,259	$16,918	$15,237
Maintenance and services	2,463	1,799	6,604	5,135
Hardware	580	346	1,502	1,638
Total revenue	9,248	7,404	25,024	22,010

Cost of revenue:
License fees	1,050	605	3,038	1,507
Maintenance and services	1,196	913	3,396	2,822
Hardware	359	259	1,069	1,097
Total cost of revenue	2,605	1,777	7,503	5,426

Gross margin	6,643	5,627	17,521	16,584

Operating expenses:
Sales and marketing	2,861	2,293	8,360	6,867
Research and development	1,541	1,311	5,699	4,005
General and administrative	1,250	967	4,061	3,067
Total operating expenses	5,652	4,571	18,120	13,939

Operating income (loss)	991	1,056	(599)	2,645
Interest income, net	97	70	238	146

Income (loss) before income taxes	1,088	1,126	(361)	2,791
Provision (benefit) for income taxes	418	(5,688)	243	(5,615)

Net income (loss)	$670	$6,814	$(604)	$8,406

Net income (loss) per share - basic	$0.06	$0.62	$(0.05)	$0.85

Net income (loss) per share - diluted	$0.05	$0.53	$(0.05)	$0.73

Shares used in per share calculations:
Basic	11,697	10,955	11,564	9,876

Diluted	12,483	12,767	11,564	11,573

Vital Images, Inc.

Statements of Operations

(In thousands, except per share data)

	For the Year Ended
	December 31,
	2003	2002
	(Restated)
Revenue:
License fees	$18,389	$14,212
Maintenance and services	6,845	4,019
Hardware	2,066	2,885
Total revenue	27,300	21,116

Cost of revenue:
License fees	1,818	1,250
Maintenance and services	3,774	2,863
Hardware	1,479	2,195
Total cost of revenue	7,071	6,308

Gross margin	20,229	14,808

Operating expenses:
Sales and marketing	9,318	6,795
Research and development	5,169	4,143
General and administrative	3,807	3,193
Total operating expenses	18,294	14,131

Operating income	1,935	677
Interest income	214	135

Income before income taxes	2,149	812
Provision (benefit) for income taxes	(6,313)	22

Net income	$8,462	$790

Net income per share – basic	$0.83	$0.09

Net income per share – diluted	$0.71	$0.08

Shares used in per share calculations:
Basic	10,189	8,861

Diluted	11,848	9,822

Vital Images, Inc.

Balance Sheets

(In thousands)

	Sept. 30,	Dec. 31,
	2004	2003
	(Unaudited and Revised)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$13,999	$30,112
Marketable securities	17,194	4,079
Accounts receivable, net	7,690	4,877
Deferred tax assets	275	275
Prepaid expenses and other current assets	1,222	777
Total current assets	40,380	40,120
Property and equipment, net	2,756	3,043
Deferred tax assets	7,544	9,306
Licensed technology, net	360	450
Intangible assets, net	6,098	—
Goodwill	6,940	—
Other assets	—	144

TOTAL ASSETS	$64,078	$53,063

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,240	$1,485
Accrued payroll	2,063	1,348
Deferred revenue	8,115	4,530
Accrued royalties	681	556
Other current liabilities	312	285
Total current liabilities	12,411	8,204

Deferred revenue	133	265
Total liabilities	12,544	8,469

Shareholders’ equity:
Common stock	117	111
Additional paid-in capital	63,675	56,109
Other comprehensive loss	(28)	—
Accumulated deficit	(12,230)	(11,626)
Total shareholders’ equity	51,534	44,594

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,078	$53,063